Exhibit 3.1


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION



      263RD Shelf Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That at a meeting of the Board of Directors held on Thursday, October 21, 1999 that the Board of Directors of 263rd Shelf Corporation by unanimous written consent of its members, field with the minutes of the Board duly opted resolution as follows:

      RESOLVED, That the name set out on the Certificate of Incorporation of this corporation be changed effective October 21, 1999 be amended and the name changed from 263rd Shelf Corporation to Spectrum Meditech Inc.

      The said amendment was duly adopted in accordance with the provision of
Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, 263rd Shelf Corporation has caused this certificate to be signed by the President and duly authorized officer of the corporation this 21st day of October, 1999.


                                     /s/ M. David Wilder
                                     -----------------------------
                                     M. David Wilder, President










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                          CERTIFICATE OF INCORPORATION
                                       OF
                             263rd SHELF CORPORATION


1. The name of the corporation is:

                             263rd SHELF CORPORATION

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is ten common (10) and the par value of each such shares is One Hundred Dollars ($100.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

      5. The Board of Directors is authorized to make, alter or repeal the by-laws of the corporation. Election of Directors need not be by written ballot.

6. The name and mailing address of the incorporator is:

                              Kim E. Lutthans
                              Corporation Trust Center
                              1209 Orange Street
                              Wilmington, DE 19801

      I, THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 18th day of June 1998.



                                     /s/ Kim E. Lutthans
                                     --------------------------
                                     KIM E. LUTTHANS




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                                STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

FIRST: That at a meeting of the Board of Directors of SPECTRUM MEDITECH INC., resolutions were duly adopted setting for a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4" so that, as amended, said Article shall be and read as follows:

      "The total number of shares of stock which the corporation shall have authority to issue is 10,000,000 common shares and 1,000,000 preferred shares and the par value of each such shares is $0.01, amounting to One Hundred Thousand Dollars ($100,000.00) for the common shares and Ten Thousand Dollars ($10,000.00) as to the preferred shares."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favour of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by rea son of said amendment.


                               By:   /s/ M. David Wilder
                                     ------------------------------
                                     (Authorized Officer)


                             Name:   /s/ M. David Wilder, Vice President
                                    ---------------------------------------
                                    M. David Wilder, Vice President)